ING VARIABLE PRODUCTS TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

      The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article V, Section 5.11(f) and Article VIII, Sections 8.2 and 8.3, of the Trust's Declaration of Trust, dated December 17, 1993, as amended, hereby abolish ING VP Convertible Portfolio, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated:  May 16, 2006


/s/ John V. Boyer                         /s/ Jock Patton
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John V. Boyer, as Trustee                 Jock Patton, as Trustee


/s/ J. Michael Earley                     /s/ David W.C. Putnam
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J. Michael Earley, as Trustee             David W.C. Putnam, as Trustee


/s/ R. Barbara Gitenstein                 /s/ John G. Turner
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R. Barbara Gitenstein, as Trustee         John G. Turner, as Trustee


/s/ Patrick W. Kenny                      /s/ Roger B. Vincent
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Patrick W. Kenny, as Trustee              Roger B. Vincent, as Trustee


/s/ Walter H. May                         /s/ Richard A. Wedemeyer
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Walter H. May, as Trustee                 Richard A. Wedemeyer, as Trustee


/s/ Thomas J. McInerney
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Thomas J. McInerney, as Trustee